Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the use in Amendment No. 2 to the Registration Statement on Form 10 (No. 000-50160) of Hechinger Liquidation Trust of our report dated December 16, 2003 relating to the financial statements of Hechinger Liquidation Trust which appear in such Registration Statement.

Washington, D.C. February 9, 2004	/s/ Kaiser Scherer & Schlegel, PLLC